UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The J. M. Smucker Company (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on August 13, 2014, in Wooster, Ohio, pursuant to the Notice of the 2014 Annual Meeting of Shareholders and the Proxy Statement sent on or about July 2, 2014 to all shareholders of record at the close of business on June 16, 2014. At the Meeting, 83,689,303 shares were represented in person or by proxy, which constituted a quorum. The final results for each of the matters submitted to a vote of the shareholders at the Meeting are set forth below.

1.	The shareholders elected the following four Directors to each serve a one-year term expiring at the 2015 Annual Meeting of Shareholders. The votes on this proposal were as follows:

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Vincent C. Byrd	62,525,474	7,729,745	220,853	13,213,231
Elizabeth Valk Long	63,769,930	6,518,622	187,520	13,213,231
Sandra Pianalto	69,936,883	338,249	200,940	13,213,231
Mark T. Smucker	59,055,735	11,261,204	159,133	13,213,231

2.	The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
80,162,767	3,248,242	278,294	0

3.	The shareholders approved, on an advisory basis, the Company’s executive compensation, as disclosed in the Company’s Proxy Statement. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
67,635,270	2,253,566	587,236	13,213,231

4.	Giving effect to the ten-votes-per-share provisions of the Company’s Amended Articles of Incorporation, the shareholders approved the proposal to adopt an amendment to the Amended Regulations of the Company setting forth a general voting standard for action by shareholders. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
188,033,696	41,555,721	1,205,005	13,213,231

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Vice President, General Counsel and Corporate Secretary

Date: August 15, 2014